Exhibit 10.14

NOTICE OF RESTRICTED STOCK AWARD

BUZZFEED, INC.

2021 EQUITY INCENTIVE PLAN

Unless otherwise defined herein, the terms defined in the Buzzfeed, Inc. (the “Company”) 2021 Equity Incentive Plan (the “Plan”) shall have the same meanings in this Notice of Restricted Stock Award (the “Notice”) and the attached Restricted Stock Agreement (the “Restricted Stock Agreement”).

Participant has been granted the opportunity to purchase Shares that are subject to restrictions (the “Restricted Shares”) and the terms and conditions of the Plan, this Notice and the attached Restricted Stock Agreement.

Name of Purchaser:

Total Number of Restricted Shares Awarded:

Fair Market Value per Restricted Share:	$

Total Fair Market Value of Award:	$

Purchase Price per Restricted Share:	$

Total Purchase Price for all Restricted Shares:	$

Date of Grant:

Vesting Commencement Date:

Vesting Schedule:	Subject to the limitations set forth in this Notice, the Plan and the Restricted Stock Agreement, [insert vesting schedule].

1)	Participant understands that Participant’s Service is for an unspecified duration, can be terminated at any time (i.e., is “at-will”), except where otherwise prohibited by applicable law, and that nothing in this Notice, the Restricted Stock Agreement, or the Plan changes the nature of that relationship. Participant acknowledges that the vesting of the Restricted Shares pursuant to this Notice is subject to Participant’s continuing Service. To the extent permitted by applicable law, Participant agrees and acknowledges that the Vesting Schedule may change prospectively in the event that Participant’s Service status changes between full- and part-time and/or in the event the Participant is on a leave of absence, in accordance with Company policies relating to work schedules and vesting of Awards or as determined by the Committee.

2)	This grant is made under and governed by the Plan, the Restricted Stock Agreement, and this Notice, and this Notice is subject to the terms and conditions of the Restricted Stock Agreement and the Plan, both of which are incorporated herein by reference. Participant has read the Notice, the Restricted Stock Agreement, and the Plan.

3)	Participant has read the Company’s Insider Trading Policy, and agrees to comply with such policy, as it may be amended from time to time, whenever Participant acquires or disposes of the Company’s securities.

4)	By accepting the Restricted Shares, Participant consents to electronic delivery and participation as set forth in the Restricted Stock Agreement.

5)	If the Restricted Stock Agreement is not executed by Participant and payment, if any is required, is not received within thirty (30) days of the Company’s delivery of this Restricted Stock Agreement to Participant, then this Award shall be void.

PARTICIPANT:	BUZZFEED, INC.

Signature	By:

Date:	Its:

RESTRICTED STOCK AGREEMENT

BUZZFEED, INC.
2021 EQUITY INCENTIVE PLAN

Unless otherwise defined in this Restricted Stock Agreement (this “Agreement”), any capitalized terms used herein will have the same meaning ascribed to them in the BuzzFeed, Inc. 2021 Equity Incentive Plan (the “Plan”).

Participant has been granted Restricted Shares subject to the terms, restrictions, and conditions of the Plan, the Notice of Restricted Stock Award (the “Notice”), and this Agreement. In the event of a conflict between the terms and conditions of the Plan and the terms and conditions of the Notice or this Agreement, the terms and conditions of the Plan will prevail.

1.                   Sale of Stock. Subject to the terms and conditions of this Agreement, on the Purchase Date (as defined below) the Company will issue and sell to Participant, and Participant agrees to purchase from the Company, the number of Restricted Shares shown on the Notice at the Purchase Price per Restricted Share set forth on the Notice. The term “Restricted Shares” refers to the purchased Restricted Shares and all securities received in replacement of or in connection with the Restricted Shares pursuant to stock dividends or splits, all securities received in replacement of the Restricted Shares in a recapitalization, merger, reorganization, exchange or the like, and all new, substituted or additional securities or other properties to which Participant is entitled by reason of Participant’s ownership of the Restricted Shares.

2.                   Time and Place of Purchase. The purchase and sale of the Restricted Shares under this Agreement shall occur at the principal office of the Company simultaneously with the execution of this Agreement by the parties, or on such other date, within 30 days of delivery of the Agreement, as the Company and Participant shall agree (the “Purchase Date”). On the Purchase Date, the Company will issue a stock certificate registered in Participant’s name, or uncertificated shares designated for Participant in book entry form on the records of the Company’s transfer agent, representing the Restricted Shares to be purchased by Participant against payment of the purchase price therefor by Participant by (a) check or wire transfer made payable to the Company, (b) cancellation of indebtedness of the Company to Participant, (c) Participant’s personal Services that the Committee has determined have already been or will be rendered to the Company, or (d) a combination of the foregoing.

3.                   Restrictions on Resale. By signing this Agreement, Participant agrees not to sell any Restricted Shares acquired pursuant to the Plan and this Agreement at a time when applicable laws, regulations or Company or underwriter trading policies prohibit exercise or sale. This restriction will apply as long as Participant is providing Service to the Company or a Subsidiary of the Company.

4.                   Company’s Repurchase Right for Unvested Shares. The Company, or (subject to Section 4(d)) its assignee, shall have the right (but not the obligation) to repurchase a portion of the Restricted Shares that are Unvested Shares (as defined below) at the times and on the terms and conditions set forth in this Section (the “Repurchase Right”) if Participant’s Service terminates for any reason, or no reason, including without limitation, death, Disability (as defined in the Plan), voluntary resignation or termination by the Company with or without Cause.

(a)                Termination of Service. Participant’s Service will be considered terminated as of the date Participant is no longer providing Services (regardless of the reason for such termination and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where Participant is employed or the terms of Participant’s employment agreement, if any) and will not, subject to the laws applicable to Participant’s Restricted Shares, be extended by any notice period mandated under local laws (e.g., Service would not include a period of “garden leave” or similar period mandated under employment laws in the jurisdiction where Participant is employed or the terms of Participant’s employment agreement, if any). Participant acknowledges and agrees that the Vesting Schedule may change prospectively in the event Participant’s service status changes between full- and part-time status and/or in the event Participant is on an approved leave of absence in accordance the Company’s policies relating to work schedules and vesting of awards or as determined by the Committee. Participant acknowledges that the vesting of the Restricted Shares pursuant to this Notice and Agreement is subject to Participant’s continued Service. In case of any dispute as to whether termination of Service has occurred, the Committee will have sole discretion to determine whether such termination of Service has occurred and the effective date of such termination (including whether Participant may still be considered to be providing Services while on an approved leave of absence).

(b)                Vested and Unvested Shares. Restricted Shares that are vested pursuant to the Vesting Schedule set forth in the Notice are “Vested Shares.” Restricted Shares that are not vested pursuant to the Vesting Schedule set forth in the Notice are “Unvested Shares.” On the Date of Grant, all of the Restricted Shares will be Unvested Shares. No fractional Restricted Shares shall be issued. No Restricted Shares will become Vested Shares after Participant’s termination of Service except as set forth in the Vesting Schedule in the Notice. The number of the Restricted Shares that are Vested Shares or Unvested Shares will be proportionally adjusted to reflect any stock split, reverse stock split or similar change in the capital structure of the Company as set forth in Section 2.6 of the Plan occurring after the Date of Grant.

(c)                Exercise of Repurchase Right. Unless the Company provides written notice to Participant within 90 days from the date of termination of Participant’s Service to the Company that the Company does not intend to exercise its Repurchase Right with respect to some or all of the Unvested Shares, the Repurchase Right shall be deemed automatically exercised by the Company as of the 90th day following such termination, provided that the Company may notify Participant that it is exercising its Repurchase Right as of a date prior to such 90th day. Unless Participant is otherwise notified by the Company pursuant to the preceding sentence that the Company does not intend to exercise its Repurchase Right as to some or all of the Unvested Shares, execution of this Agreement by Participant constitutes written notice to Participant of the Company’s intention to exercise its Repurchase Right with respect to all Unvested Shares to which such Repurchase Right applies at the time of Participant’s termination of Service. The Company, at its choice, may satisfy its payment obligation to Participant with respect to exercise of the Repurchase Right by either (A) delivering a check to Participant or wiring funds in the amount of the purchase price for the Unvested Shares being repurchased, or (B) in the event Participant is indebted to the Company, canceling an amount of such indebtedness equal to the purchase price for the Unvested Shares being repurchased, or (C) by a combination of (A) and (B) so that the combined payment and cancellation of indebtedness equals such purchase price. In the event of any deemed automatic exercise of the Repurchase Right by canceling an amount of such indebtedness equal to the purchase price for the Unvested Shares being repurchased, such cancellation of indebtedness shall be deemed automatically to occur as of the date of termination of Participant’s Service unless the Company otherwise satisfies its payment obligations. As a result of any repurchase of Unvested Shares pursuant to the Repurchase Right, the Company shall become the legal and beneficial owner of the Unvested Shares being repurchased and shall have all rights and interest therein or related thereto, and the Company shall have the right to transfer to its own name the number of Unvested Shares being repurchased by the Company, without further action by Participant.

(d)                Assignment. The Repurchase Right may be assigned by the Company in whole or in part to any persons or organization.

(e)                Additional or Exchanged Securities and Property. Subject to the provisions of Section  4 above, in the event of a merger or consolidation of the Company with or into another entity, any other corporate reorganization, a stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification or similar change in the capital structure of the Company, without consideration, any securities or other property (including cash or cash equivalents) that are by reason of such transaction exchanged for, or distributed or issued with respect to, any Unvested Shares shall immediately be subject to the Repurchase Right. Appropriate adjustments shall be made to the price per share to be paid for Unvested Shares upon the exercise of the Repurchase Right (by allocating such price among the Unvested Shares and such other securities or property), provided that the aggregate purchase price payable for the Unvested Shares and all such other securities and property shall remain the same price that was original payable under the Repurchase Right to repurchase such Unvested Shares. Subject to the provisions of Section 4 above, in the event of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, the Repurchase Right may be exercised by the Company’s successor.

5.                   Non-Transferability of Unvested Shares. In addition to any other limitation on transfer created by applicable securities laws or any other agreement between the Company and Participant, Participant may not transfer any Unvested Shares, or any interest therein, unless consented to in writing by a duly authorized representative of the Company. Any purported transfer without such written consent is void and of no effect, and no purported transferee thereof will be recognized as a holder of the Unvested Shares for any purpose whatsoever. Should such a transfer purport to occur, the Company may refuse to carry out the transfer on its books, set aside the transfer, or exercise any other legal or equitable remedy. In the event the Company consents to a transfer of Unvested Shares, all transferees of Restricted Shares or any interest therein will receive and hold such Restricted Shares or interest subject to the provisions of this Agreement, including, insofar as applicable, the Repurchase Right. In the event of any purchase by the Company hereunder where the Restricted Shares or interest are held by a transferee, the transferee shall be obligated, if requested by the Company, to transfer the Restricted Shares or interest to Participant for consideration equal to the amount to be paid by the Company hereunder. In the event the Repurchase Right is deemed exercised by the Company, the Company may deem any transferee to have transferred the Restricted Shares or interest to Participant prior to their purchase by the Company, and payment of the purchase price by the Company to such transferee shall be deemed to satisfy Participant’s obligation to pay such transferee for such Restricted Shares or interest, and also to satisfy the Company’s obligation to pay Participant for such Restricted Shares or interest.

6.                   Acceptance of Restrictions; Rights as Stockholder; Dividend. Purchase of the Restricted Shares shall constitute Participant’s agreement to such restrictions and the legending of Participant’s certificates or the notation in the Company’s direct registration system for stock issuance and transfer of such restrictions and accompanying legends set forth in Section 7 with respect thereto. Notwithstanding such restrictions, however, so long as Participant is the holder of the Restricted Shares, or any portion thereof, he or she shall be entitled to receive all dividends declared on and to vote the Restricted Shares and to all other rights of a stockholder with respect thereto.

7.                   Stop Transfer Orders.

(a)                Stop-Transfer Notices. Participant agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

(b)                Refusal to Transfer. The Company shall not be required (i) to transfer on its books any Restricted Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (ii) to treat as the owner or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Restricted Shares shall have been so transferred.

8.                   No Rights as Employee, Director or Consultant. Participant understands that Participant’s employment or consulting relationship with the Company is for an unspecified duration, can be terminated at any time (i.e., is “at-will”), and that nothing in this Agreement changes the at-will nature of that relationship. Nothing in this Agreement shall affect in any manner whatsoever the right or power of the Company, or a Parent, Subsidiary or Affiliate of the Company, to terminate Participant’s Service, for any reason, with or without Cause.

9.                   Nature of Grant. By accepting the Restricted Shares, Participant acknowledges, understands and agrees that:

(a)                the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, to the extent permitted by the Plan;

(b)                the grant of the Restricted Shares is exceptional, voluntary, and occasional, and does not create any contractual or other right to receive future grants of Restricted Shares, or benefits in lieu of Restricted Shares, even if Restricted Shares have been granted in the past;

(c)                all decisions with respect to future Restricted Shares or other grants, if any, will be at the sole discretion of the Company;

(d)                Participant is voluntarily participating in the Plan;

(e)                the Restricted Shares and Participant’s participation in the Plan will not create a right to employment or be interpreted as forming or amending an employment or service contract with the Company or the Employer and will not interfere with the ability of the Company or the Employer, as applicable, to terminate Participant’s employment or service relationship (if any);

(f)                 the Restricted Shares and the income and value of same, are not intended to replace any pension rights or compensation;

(g)                the Restricted Shares and the income and value of same, are not part of normal or expected compensation for any purpose, including, but not limited to, calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, long-service awards, pension or retirement, or welfare benefits or similar payments;

(h)                unless otherwise agreed with the Company, the Restricted Shares and the income and value of same, are not granted as consideration for, or in connection with, the service Participant may provide as a director of a Parent, Subsidiary, or Affiliate;

(i)                 the future value of the underlying Shares is unknown, indeterminable, and cannot be predicted with certainty;

(j)                 unless otherwise provided in the Plan or by the Company in its discretion, the Restricted Shares and the benefits evidenced by this Agreement do not create any entitlement to have the Restricted Shares or any such benefits transferred to, or assumed by, another company nor to be exchanged, cashed out or substituted for, in connection with any Corporate Transaction affecting the Shares; and

(k)                the following provisions apply only if Participant is providing services outside the United States:

(i)                 the Restricted Shares and the Shares subject to the Restricted Shares are not part of normal or expected compensation or salary for any purpose;

(ii)              Participant acknowledges and agrees that neither the Company, the Employer nor any Parent or Subsidiary or Affiliate will be liable for any foreign exchange rate fluctuation between Participant’s local currency and the United States Dollar that may affect the value of the Restricted Shares or of any amounts due to Participant pursuant to the u of the Restricted Shares or the subsequent sale of any Shares.

10.               Miscellaneous.

(a)                Entire Agreement; Enforcement of Rights. This Agreement, the Plan, and the Notice constitute the entire agreement and understanding of the parties relating to the subject matter herein and supersede all prior discussions between them. Any prior agreements, commitments, or negotiations concerning the purchase of the Shares hereunder are superseded. No materially adverse modification of or materially adverse amendment to this Agreement will be effective unless in writing and signed by the parties to this Agreement (which writing and signing may be electronic), unless such modification or amendment is necessary to comply with applicable law, regulation, securities exchange. The failure by either party to enforce any rights under this Agreement will not be construed as a waiver of any rights of such party.

(b)                Compliance with Laws and Regulations. The issuance of Shares and the sale of Shares will be subject to and conditioned upon compliance by the Company and Participant with all applicable state, federal, local and foreign laws and regulations and with all applicable requirements of any stock exchange or automated quotation system on which the Company’s Shares may be listed or quoted at the time of such issuance or transfer. Participant understands that the Company is under no obligation to register or qualify the Class A Common Stock with any state, federal, or foreign securities commission or to seek approval or clearance from any governmental authority for the issuance or sale of the Shares. Further, Participant agrees that the Company will have unilateral authority to amend the Plan and this Agreement without Participant’s consent to the extent necessary to comply with securities or other laws applicable to issuance of Shares. Finally, the Shares issued pursuant to this Agreement will be endorsed with appropriate legends, if any, determined by the Company.

(c)                Governing Law and Venue. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto will be governed, construed, and interpreted in accordance with the laws of the State of Delaware, without giving effect to such state’s conflict of laws rules. Any and all disputes relating to, concerning or arising from this Agreement, or relating to, concerning or arising from the relationship between the parties evidenced by the Plan or this Agreement, will be brought and heard exclusively in the state and federal courts in New York, New York. Each of the parties hereby represents and agrees that such party is subject to the personal jurisdiction of said courts; hereby irrevocably consents to the jurisdiction of such courts in any legal or equitable proceedings related to, concerning, or arising from such dispute, and waives, to the fullest extent permitted by law, any objection which such party may now or hereafter have that the laying of the venue of any legal or equitable proceedings related to, concerning, or arising from such dispute which is brought in such courts is improper or that such proceedings have been brought in an inconvenient forum.

(d)                Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (a) such provision will be excluded from this Agreement, (b) the balance of this Agreement will be interpreted as if such provision were so excluded and (c) the balance of this Agreement will be enforceable in accordance with its terms.

(e)                Notices. Any notice to be given under the terms of the Plan shall be addressed to the Company in care of its principal office, and any notice to be given to Participant shall be addressed to Participant at the address maintained by the Company for such person or at such other address as Participant may specify in writing to the Company. Any and all notices required or permitted to be given to a party pursuant to the provisions of this Agreement will be in writing and will be effective and deemed to provide such party sufficient notice under this Agreement on the earliest of the following: (a) at the time of personal delivery, if delivery is in person; (b) at the time of transmission by facsimile, addressed to the other party at its facsimile number specified herein (or hereafter modified by subsequent notice to the parties hereto), with confirmation of receipt made by both telephone and printed confirmation sheet verifying successful transmission of the facsimile; (c) one (1) business day after deposit with an express overnight courier for United States deliveries, or two (2) business days after such deposit for deliveries outside of the United States, with proof of delivery from the courier requested; or (d) three (3) business days after deposit in the United States mail by certified mail (return receipt requested) for United States deliveries. All notices for delivery outside the United States will be sent by facsimile or by express courier. All notices not delivered personally or by facsimile will be sent with postage and/or other charges prepaid and properly addressed to the party to be notified at such party’s address or facsimile number of record, or at such other address or facsimile number as such other party may designate by one of the indicated means of notice herein to the other parties hereto. Notices to the Company will be marked “Attention: [title].”

(f)                 U.S. Tax Consequences. Unless an Election (defined below) is made, upon vesting of Restricted Shares, Participant will include in taxable income the difference between the fair market value of the vesting Restricted Shares, as determined on the date of their vesting, and the price paid for the Restricted Shares. This will be treated as ordinary income by Participant and will be subject to withholding by the Company when required by applicable law. In the absence of an Election, the Company shall satisfy the withholding requirements as set forth in Section 11 below. If Participant makes an Election, then Participant must, prior to making the Election, pay in cash (or cash equivalent) to the Company an amount equal to the amount the Company is required to withhold for income and employment taxes.

(g)                No Advice Regarding Grant. The Company is not providing any tax, legal, or financial advice, nor is the Company making any recommendations regarding Participant’s participation in the Plan, or Participant’s acquisition or sale of the underlying Shares. Participant acknowledges, understands and agrees he or she should consult with his or her own personal tax, legal, and financial advisors regarding his or her participation in the Plan before taking any action related to the Plan.

(h)                Language. If Participant has received this Agreement or any other document related to the Restricted Shares and/or the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.

(i)                 Imposition of Other Requirements. The Company reserves the right to impose other requirements on Participant’s participation in the Plan, on the Restricted Shares and on any Shares issued under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

(j)                 Acknowledgement. The Company and Participant agree that the Restricted Shares are granted under and governed by the Notice, this Agreement, and the Plan (incorporated herein by reference). Participant: (a) acknowledges receipt of a copy of the Plan and the Plan prospectus, (b) represents that Participant has carefully read and is familiar with their provisions, and (c) hereby accepts the Restricted Shares subject to all of the terms and conditions set forth herein and those set forth in the Plan and the Notice.

11.               Responsibility for Taxes. Regardless of any action the Company or, if different, Participant’s employer (the “Employer”) takes with respect to any or all income tax, social insurance, payroll tax, fringe benefits tax, payment on account and other tax-related items related to Participant’s participation in the Plan and legally applicable to Participant (“Tax-Related Items”), Participant acknowledges that the ultimate liability for all Tax-Related Items is and remains Participant’s responsibility and may exceed the amount actually withheld by the Company or the Employer. Participant further acknowledges that the Company and the Employer (a) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Restricted Shares purchased under this award, including the issuance of the Restricted Shares or vesting of such Restricted Shares, the subsequent sale of Restricted Shares and the receipt of any dividends; and (b) do not commit to and are under no obligation to structure the terms of the award or any aspect of the Restricted Shares to reduce or eliminate Participant’s liability for Tax-Related Items or achieve any particular tax result. Participant acknowledges that if Participant is subject to Tax-Related Items in more than one jurisdiction, the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

The Company will only recognize Participant as a record holder of Restricted Shares if Participant has paid or made, prior to any relevant taxable or tax withholding event, as applicable, adequate arrangements satisfactory to the Company and/or the Employer to satisfy any withholding obligation the Company and/or the Employer may have for Tax-Related Items. In this regard, Participant authorizes the Company and/or the Employer, and their respective agents, at their discretion, to withhold all applicable Tax-Related Items from Participant’s wages or other cash compensation paid to Participant by the Company and/or the Employer or by one or a combination of the following methods: (a) payment by Participant to the Company or the Employer of an amount equal to the Tax-Related Items in cash, (b) having the Company withhold otherwise deliverable Restricted Shares that would otherwise be released from the Repurchase Right when they vest having a value equal to the Tax-Related Items to be withheld, (c) delivering to the Company already-owned Shares having a value equal to the Tax-Related Items to be withheld, (d) withholding from proceeds of the sale of the Restricted Shares either through a voluntary sale or through a mandatory sale arranged by the Company (on Participant’s behalf and Participant hereby authorizes such sale pursuant to this authorization), or (e) any other arrangement approved by the Company and permissible under applicable law; in all cases, under such rules as may be established by the Committee and in compliance with the Company’s Insider Trading Policy and 10b5-1 Trading Plan Policy, if applicable; provided however, that if Participant is a Section 16 officer of the Company under the Exchange Act, then the Committee (as constituted in accordance with Rule 16b-3 under the Exchange Act) shall establish the method of withholding prior to the taxable or withholding event). Participant shall pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold as a result of Participant’s Participation in the Plan or Participant’s purchase of Restricted Shares that cannot be satisfied by the means previously described.

Depending on the withholding method, the Company may withhold or account for Tax-Related Items by considering applicable statutory withholding rates or other applicable withholding rates, including up to the maximum applicable rate in which case Participant may receive a refund of any over-withheld amount in cash and will have no entitlement to the Restricted Shares that would otherwise be released from the Repurchase Right when they vest. If the obligation for Tax-Related Items is satisfied by withholding in Restricted Shares that would otherwise be released from the Repurchase Right when they vest, for tax purposes, Participant is deemed to have been issued the full number of Restricted Shares, notwithstanding that a number of the Restricted Shares are held back solely for the purpose of paying the Tax-Related Items.

Finally, Participant acknowledges that the Company has no obligation to deliver Restricted Shares or proceeds from the sale of Restricted Shares to Participant or to release Restricted Shares from the Repurchase Right when they vest until Participant has satisfied the obligations in connection with the Tax-Related Items as described in this Section.

12.               Section 83(b) Election. Participant hereby acknowledges that Participant has been informed that, with respect to the purchase of the Restricted Shares, an election may be filed by Participant with the Internal Revenue Service, within 30 days of the purchase of the Restricted Shares, electing for United States tax purposes pursuant to Section 83(b) of the Code to be taxed currently on any difference between the purchase price of the Restricted Shares and their Fair Market Value on the date of purchase (the “Election”). Making the Election will result in recognition of taxable income to Participant on the date of purchase, measured by the excess, if any, of the Fair Market Value of the Restricted Shares over the purchase price for the Restricted Shares. Absent such an Election, taxable income will be measured and recognized by Participant at the time or times on which the Company’s Repurchase Right lapses. Participant is strongly encouraged to seek the advice of Participant’s own tax advisors in connection with the purchase of the Restricted Shares and the advisability of filing of the Election. PARTICIPANT ACKNOWLEDGES THAT IT IS SOLELY PARTICIPANT’S RESPONSIBILITY, AND NOT THE COMPANY’S RESPONSIBILITY, TO TIMELY FILE THE ELECTION UNDER SECTION 83(b) OF THE CODE, EVEN IF PARTICIPANT REQUESTS THE COMPANY, OR ITS REPRESENTATIVE, TO MAKE THIS FILING ON PARTICIPANT’S BEHALF.

13.               Acceptance of Terms; Consent to Electronic Delivery of All Plan Documents and Disclosures. By Participant’s acceptance of the Notice (whether in writing or electronically), Participant and the Company agree that the Restricted Shares are granted under and governed by the terms and conditions of the Plan, the Notice, and this Agreement. Participant has reviewed the Plan, the Notice, and this Agreement in their entirety, has had an opportunity to obtain the advice of counsel regarding the Plan, the Notice, and this Agreement prior to executing the Notice, and fully understands all provisions of the Plan, the Notice, and this Agreement. Participant hereby agrees to accept as binding, conclusive, and final all decisions or interpretations of the Committee upon any questions relating to the Plan, the Notice, and this Agreement. Participant further agrees to notify the Company upon any change in Participant’s residence address. By acceptance of the Restricted Shares, Participant agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company and consents to the electronic delivery of the Notice, this Agreement, the Plan, account statements, Plan prospectuses required by the U.S. Securities and Exchange Commission, U.S. financial reports of the Company, and all other documents that the Company is required to deliver to its security holders (including, without limitation, annual reports and proxy statements), or other communications or information related to the Restricted Shares and current or future participation in the Plan. Electronic delivery may include the delivery of a link to the Company intranet or the internet site of a third party involved in administering the Plan, the delivery of the document via e-mail, or such other delivery determined at the Company’s discretion. Participant acknowledges that Participant may receive from the Company a paper copy of any documents delivered electronically at no cost if Participant contacts the Company by telephone, through a postal service, or electronic mail to Stock Administration. Participant further acknowledges that Participant will be provided with a paper copy of any documents delivered electronically if electronic delivery fails; similarly, Participant understands that Participant must provide on request to the Company or any designated third party a paper copy of any documents delivered electronically if electronic delivery fails. Also, Participant understands that Participant’s consent may be revoked or changed, including any change in the electronic mail address to which documents are delivered (if Participant has provided an electronic mail address), at any time by notifying the Company of such revised or revoked consent by telephone, postal service, or electronic mail to Stock Administration. Finally, Participant understands that Participant is not required to consent to electronic delivery if local laws prohibit such consent.

14.               Insider Trading Restrictions/Market Abuse Laws. Participant acknowledges that, depending on Participant’s country of residence, Participant may be subject to insider trading restrictions and/or market abuse laws, which may affect Participant’s ability to, directly or indirectly, acquire or sell the Shares or rights to Shares under the Plan during such times as Participant is considered to have “inside information” regarding the Company (as defined by the laws in Participant’s country). Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading policy. Participant acknowledges that it is Participant’s responsibility to comply with any applicable restrictions and understands that Participant should consult his or her personal legal advisor on such matters. In addition, Participant acknowledges that he or she read the Company’s Insider Trading Policy, and agrees to comply with such policy, as it may be amended from time to time, whenever Participant acquires or disposes of the Company’s securities.

15.               Lock-Up Agreement. If requested by the Company in connection with a consummation of the Business Combination (or the consummation of another transaction), or by any underwriters in connection with an initial public offering of the Company’s securities under the Securities Act, or managing any underwritten offering of the Company’s securities, Participant hereby agrees not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any securities of the Company however and whenever acquired (other than those included in the registration), except pursuant to a transfer for no consideration in accordance with Section 4 above, without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed one hundred eighty (180) days) from the effective date of such registration or consummation as may be requested by the Company or such managing underwriters and to timely execute an agreement reflecting the foregoing as may be requested by the Company or underwriters.

16.               Award Subject to Company Clawback or Recoupment. To the extent permitted by applicable law, the Restricted Shares shall be subject to clawback or recoupment pursuant to any compensation clawback or recoupment policy adopted by the Board or the Committee or required by law during the term of Participant’s employment or other Service that is applicable to Participant. In addition to any other remedies available under such policy, applicable law may require the cancellation of Participant’s Restricted Shares (whether vested or unvested) and the recoupment of any gains realized with respect to Participant’s Restricted Shares.

BY ACCEPTING THIS RESTRICTED STOCK AWARD, PARTICIPANT AGREES TO ALL OF THE TERMS AND CONDITIONS DESCRIBED ABOVE AND IN THE PLAN.

RECEIPT

Buzzfeed, Inc. hereby acknowledges receipt of (check as applicable):

☐ A check or wire transfer in the amount of $_______________

☐ The cancellation of indebtedness in the amount of $_______________

☐ Given by _____________________ as consideration for the book entry in your name or Certificate No. -__ for ____________ shares of Common Stock of Buzzfeed, Inc.

☐ Other method as permitted by the Plan and specifically approved by the Board or Committee, and described here:

Dated:

BUZZFEED, INC.

By:

Its: